Exhibit 99.2

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CenterPoint Energy, Inc. Announces Pricing of Tender Offers

HOUSTON, TX, May 9, 2025 – CenterPoint Energy, Inc. (NYSE: CNP) or “CenterPoint Energy” announced today the applicable reference yield (the “Reference Yield”) for the Notes (as defined below) and the applicable total consideration (the “Total Consideration”) to be paid in connection with the previously announced cash tender offers (each, a “Tender Offer” and collectively, the “Tender Offers”) for (i) up to $600,000,000 aggregate purchase price (excluding Accrued Interest (as defined below)) (the “CenterPoint Energy Notes Maximum Amount”) of its 5.25% Senior Notes due 2026, 3.70% Senior Notes due 2049, 4.25% Senior Notes due 2028, 5.40% Senior Notes due 2029, 2.95% Senior Notes due 2030 and 2.65% Senior Notes due 2031 (collectively, the “CenterPoint Energy Notes”), in the priorities set forth in the Offer to Purchase (as defined below) (the “CenterPoint Energy Notes Tender Offers”), and (ii) up to $400,000,000 aggregate purchase price (excluding Accrued Interest) (the “CERC Notes Maximum Amount” and, together with the CenterPoint Energy Notes Maximum Amount, the “Maximum Amounts”) of the 4.10% Senior Notes due 2047 (the “CERC 2047 Notes”), 5.40% Senior Notes due 2033, 5.25% Senior Notes due 2028, 5.40% Senior Notes due 2034 and 4.40% Senior Notes due 2032 issued by its wholly-owned subsidiary, CenterPoint Energy Resources Corp. (“CERC”) (collectively, the “CERC Notes” and, together with the CenterPoint Energy Notes, the “Notes”), in the priorities set forth in the Offer to Purchase (the “CERC Notes Tender Offers”); provided, that the offer to purchase the CERC 2047 Notes is subject to an aggregate principal amount sublimit of $150,000,000 (the “CERC 2047 Notes Tender Cap”). Each group of Tender Offers that constitutes either the CenterPoint Energy Notes Tender Offers or the CERC Notes Tender Offers is referred to as the “Capped Tender Offers.” The sum of the CenterPoint Energy Notes Maximum Amount and the CERC Notes Maximum Amount is $1,000,000,000 (the “Aggregate Maximum Amount”), which represents the aggregate purchase price of the Notes subject to the Tender Offers and excludes any Accrued Interest. The Tender Offers are being made upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 25, 2025 (as may be amended or supplemented from time to time, the “Offer to Purchase”).

The following tables set forth certain terms of the Tender Offers, including the consideration payable for the Notes:

The CenterPoint Energy Notes Tender Offers

Title of Notes	CUSIP Number	Acceptance Priority Level(1)	Principal Amount Outstanding	UST Reference Security	Reference Yield	Fixed Spread (bps)	Tender Offer Yield	Total Consideration (2)(3)	Accrued Interest (2)(4)	Principal Amount Expected to be Accepted for Purchase
5.25% Senior Notes due 2026	15189T BF3	1	$400,000,000	3.875% UST due 3/31/2027	3.867%	+50	4.367%	$1,010.49	$13.56	$382,947,000
3.70% Senior Notes due 2049	15189T AY3	2	$300,000,000	4.500% UST due 11/15/2054	4.853%	+110	5.953%	$712.45	$7.40	$134,656,000
4.25% Senior Notes due 2028	15189T AV9	3	$150,000,000	3.750% UST due 4/15/2028	3.837%	+75	4.587%	$989.30	$1.42	$76,500,000
5.40% Senior Notes due 2029	15189T BG1	4	$700,000,000	4.000% UST due 3/31/2030	3.955%	+60	4.555%	$1,030.36	$24.30	$40,198,000(5)
2.95% Senior Notes due 2030	15189T AX5	5	$400,000,000	4.000% UST due 3/31/2030	–	+85	–	–	–	$0
2.65% Senior Notes due 2031	15189T BB2	6	$500,000,000	4.000% UST due 3/31/2030	–	+115	–	–	–	$0

The CERC Notes Tender Offers

Title of Notes	CUSIP Number	Acceptance Priority Level(1)	Principal Amount Outstanding	UST Reference Security	Reference Yield	Fixed Spread (bps)	Tender Offer Yield	Total Consideration (2)(3)	Accrued Interest (2)(4)	Principal Amount Expected to be Accepted for Purchase
4.10% Senior Notes due 2047(7)	15189W AJ9	1	$300,000,000	4.750% UST due 2/15/2045	4.861%	+80	5.661%	$803.59	$8.20	$109,593,000
5.40% Senior Notes due 2033	15189Y AH9	2	$600,000,000	4.625% UST due 2/15/2035	4.353%	+70	5.053%	$1,021.53	$10.80	$305,352,000(6)
5.25% Senior Notes due 2028	15189Y AG1	3	$900,000,000	3.750% UST due 4/15/2028	–	+35	–	–	–	$0
5.40% Senior Notes due 2034	15189W AS9	4	$400,000,000	4.625% UST due 2/15/2035	–	+95	–	–	–	$0
4.40% Senior Notes due 2032	15189W AP5	5	$500,000,000	4.625% UST due 2/15/2035	–	+75	–	–	–	$0

(1)

Subject to the Aggregate Maximum Amount, the Maximum Amounts, the CERC 2047 Notes Tender Cap and proration, the principal amount of each series of Notes that is purchased in each of the Tender Offers will be determined in accordance with the applicable acceptance priority level (in numerical priority order) specified in this column.

(2)	Per $1,000 principal amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date (as defined below) and accepted for purchase.
(3)

The Total Consideration calculated as described in the Offer to Purchase includes the Early Tender Payment (as defined below) of $30 per $1,000 principal amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date and accepted for purchase.

(4)

In addition to the Total Consideration, holders of Notes accepted for purchase will receive accrued and unpaid interest on those Notes from the last interest payment date with respect to those Notes to, but not including, the Early Settlement Date (as defined below).

(5)	After application of proration using a proration factor of approximately 7.1%.
(6)	After application of proration using a proration factor of approximately 91.5%.
(7)

The CERC 2047 Notes in Acceptance Priority Level 1 with respect to the CERC Notes Tender Offers are subject to an aggregate principal amount sublimit of $150,000,000, which is referred to as the “CERC 2047 Notes Tender Cap.”

The applicable Total Consideration payable by CenterPoint Energy for Notes validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on May 8, 2025 (the “Early Tender Date”) and accepted for purchase will include the early tender payment of $30 per $1,000 principal amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date and accepted for purchase (the “Early Tender Payment”). In addition to the applicable Total Consideration, registered holders (individually, a “Holder” and collectively, the “Holders”) of Notes accepted for purchase will receive accrued and unpaid interest up to, but not including, the Early Settlement Date (“Accrued Interest”).

The Total Consideration for each $1,000 principal amount of the Notes was determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread set forth in the tables above plus the yield to maturity or first par call date, as the case may be, of the applicable U.S. Treasury reference securities (the “UST Reference Security”) set forth in the tables above on the bid-side price of such UST Reference Security as of 10:00 a.m., New York City time, on May 9, 2025.

CenterPoint Energy expects to accept for purchase and make payment for Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date on May 13, 2025 (the “Early Settlement Date”), subject to the Aggregate Maximum Amount, the Maximum Amounts, the CERC 2047 Notes Tender Cap, proration and the acceptance priority levels applicable to the relevant series, in each case as described in the Offer to Purchase.

Because the aggregate purchase price (excluding Accrued Interest) of CenterPoint Energy Notes validly tendered and not validly withdrawn exceeds the CenterPoint Energy Notes Maximum Amount, CenterPoint Energy expects that it will accept validly tendered 5.40% Senior Notes due 2029 on a prorated basis with a proration factor of approximately 7.1% in accordance with the Offer to Purchase and none of the validly tendered 2.95% Senior Notes due 2030 and 2.65% Senior Notes due 2031. Because the aggregate purchase price (excluding Accrued Interest) of CERC Notes validly tendered and not validly withdrawn exceeds the CERC Notes Maximum Amount, CenterPoint

Energy expects that it will accept validly tendered 5.40% Senior Notes due 2033 on a prorated basis with a proration factor of approximately 91.5% in accordance with the Offer to Purchase and none of the validly tendered 5.25% Senior Notes due 2028, 5.40% Senior Notes due 2034 and 4.40% Senior Notes due 2032. As a result, a Holder who validly tendered and did not validly withdraw such Notes pursuant to the Tender Offers may have all or a portion of its Notes returned to it.

The Tender Offers will expire at 5:00 p.m., New York City time, on May 23, 2025, unless extended or earlier terminated (the “Expiration Date”); however, because CenterPoint Energy expects to accept for purchase the Aggregate Maximum Amount of Notes, no additional Notes will be purchased pursuant to the Tender Offers after the Early Settlement Date. As described in the Offer to Purchase, Notes tendered after the Early Tender Date, together with any Notes tendered at or prior to the Early Tender Date but not accepted for purchase by CenterPoint Energy, will be promptly returned to the tendering Holder’s account.

CenterPoint Energy expressly reserves the right, in its sole discretion, subject to applicable law, to (i) extend, terminate or withdraw the Tender Offers at any time prior to the Expiration Date, (ii) waive or modify, in whole or in part, any or all conditions to the Tender Offers, or (iii) otherwise amend the Tender Offers in any respect. The Tender Offers are not conditioned on any minimum principal amount of Notes being tendered but are subject to certain conditions as described in the Offer to Purchase. Each Tender Offer is a separate offer. The Capped Tender Offers are not conditioned on each other. Each Tender Offer may be individually amended, extended or terminated by CenterPoint Energy.

CenterPoint Energy has retained Barclays Capital Inc., TD Securities (USA) LLC and U.S. Bancorp Investments, Inc. to act as Dealer Managers for the Tender Offers (the “Dealer Managers”). Global Bondholder Services Corporation has been retained to act as the Depositary and Information Agent for the Tender Offers (the “Depositary and Information Agent”). Requests for assistance relating to the procedures for tendering Notes may be directed to the Depositary and Information Agent either by email at contact@gbsc-usa.com, or by phone at (212) 430-3774 (for banks and brokers only) or (855) 654-2015 (for all others toll free). Requests for assistance relating to the terms and conditions of the Tender Offers may be directed to Barclays Capital Inc. at (800) 438-3242 (toll free) or (212) 528-7581 (collect), TD Securities (USA) LLC at (866) 584-2096 (toll free) or (212) 827-2842 (collect) or U.S. Bancorp Investments, Inc. at (800) 479-3441 (toll free) or (917) 558-2756 (collect). Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Tender Offers are being made solely pursuant to the Offer to Purchase made available to Holders of the Notes. None of CenterPoint Energy, CERC, the Dealer Managers, the Depositary and Information Agent or the trustee with respect to any series of the Notes, or any of their respective affiliates, is making any recommendation as to whether or not Holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offers. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisers and make their own decisions whether to tender Notes in the Tender Offers, and, if so, the principal amount of Notes to tender.

About CenterPoint Energy

As the only investor-owned electric and gas utility based in Texas, CenterPoint Energy, Inc. (NYSE: CNP) is an energy delivery company with electric transmission and distribution, power generation and natural gas distribution operations that serve approximately 7 million metered customers in Indiana, Minnesota, Ohio and Texas. As of March 31, 2025, the company owned approximately $44 billion in assets. With approximately 8,300 employees, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, visit CenterPointEnergy.com.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this news release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will,” “would” or other similar words are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the expected size and terms of the Tender Offers, the expiration date for the Tender Offers, the use of a proration factor with respect to certain series of the Notes and the settlement date, are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future events that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release, and CenterPoint Energy does not assume any duty to update or revise forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) actions by credit rating agencies, including any potential downgrades to credit ratings; (2) financial market conditions; (3) general economic conditions; (4) the timing and impact of future regulatory, executive and legislative decisions and actions; and (5) other factors, risks and uncertainties discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission (“SEC”). You are cautioned not to place undue reliance on CenterPoint Energy’s forward-looking statements.

Investors and others should note that we may announce material information using SEC filings and the Investor Relations page of our website, including press releases, public conference calls, webcasts. In the future, we will continue to use these channels to distribute material information about the company and to communicate important information about the company, key personnel, corporate initiatives, regulatory updates, and other matters. Information that we post on our website could be deemed material; therefore, we encourage investors to review the information we post on the Investor Relations page of our website.